Exhibit 5.1

December 30, 2022

Appreciate Holdings, Inc.

6101 Baker Road

Minnetonka, MN 55345

Re: Registration Statement on Form S-1

Ladies and Gentlemen:

We are issuing this opinion letter in our capacity as special legal counsel to Appreciate Holdings, Inc., a Delaware corporation (the “Company”). This opinion letter is being delivered in connection with the preparation of the Registration Statement on Form S-1 (such Registration Statement, as it may be subsequently amended or supplemented, is hereinafter referred to as the “Registration Statement”) filed with the Securities and Exchange Commission (the “Commission”) on December 30, 2022 under the Securities Act of 1933, as amended (the “Securities Act”), by the Company.

The Registration Statement relates to the resale of up to 9,294,896 shares of Class A Common Stock of the Company, $0.0001 par value per share (the “Common Stock”) acquired by the FPA counterparties identified below pursuant to a forward purchase agreement, dated November 20, 2022 and subsequent agreements, assignments and amendments identified as Exhibits 2.7 to 2.11, inclusive to the Registration Statement (collectively, the “FPA”), by and among (i) the Company, (ii) Vellar Opportunity Fund SPV LLC – Series 9 (“Vellar”), a Delaware limited partnership, (iii) Meteora Special Opportunity Fund I, L.P. (“Meteora I”), (iv) Meteora Select Trading Opportunities Master, LP. (“Meteora Select”), (v) Meteora Capital Partners, LP (“Meteora Capital”, together with Meteora I and Meteora Select, “Meteora). The shares consist of 8,794,897 shares of Common Stock acquired by the FPA counterparties from Company’s stockholders directly (the “FPA Shares”) and (b) and 499,999 additional shares Common Stock issued to the counterparties as consideration under the FPA (the “Consideration Shares”). The FPA Shares and the Consideration Shares are referred to herein as the “Securities.”

In connection with the registration of the Securities, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary for the purposes of this opinion, including: (i) the organizational documents of the Company, (ii) resolutions of the Company with respect to the registration and issuance of the Securities and (iii) the Registration Statement and the exhibits thereto.

Appreciate Holdings, Inc.

December 30, 2022

For purposes of this opinion, we have assumed the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as copies and the authenticity of the originals of all documents submitted to us as copies. We have also assumed the legal capacity of all natural persons, the genuineness of the signatures of persons signing all documents in connection with which this opinion is rendered, the authority of such persons signing on behalf of the parties thereto other than the Company and the due authorization, execution and delivery of all documents by the parties thereto other than the Company. We have not independently established or verified any facts relevant to the opinions expressed herein, but have relied upon statements and representations of the officers and other representatives of the Company and others as to factual matters.

Based upon the foregoing and subject to the assumptions, qualifications and limitations set forth herein, we are of the opinion that the Securities have been duly authorized and is validly issued, fully paid and non-assessable.

Our opinion expressed above is subject to the qualification that we express no opinion as to the applicability of, compliance with, or effect of any laws except the General Corporation Law of the State of Delaware (including the statutory provisions, all applicable provisions of the Delaware constitution and reported judicial decisions interpreting the foregoing).

We hereby consent to the filing of this opinion with the Commission as Exhibit 5.1 to the Registration Statement. We also consent to the reference to our firm under the heading “Legal Matters” in the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.

We do not find it necessary for the purposes of this opinion, and accordingly we do not purport to cover herein, the application of the securities or “Blue Sky” laws of the various states to the issuance and sale of the Securities.

This opinion is limited to the specific issues addressed herein, and no opinion may be inferred or implied beyond that expressly stated herein. This opinion speaks only as of the date that the Registration Statement becomes effective under the Act, and we assume no obligation to revise or supplement this opinion after the date of effectiveness should the General Corporation Law of the State of Delaware be changed by legislative action, judicial decision or otherwise after the date hereof.

Sincerely,

Winthrop & Weinstine